EXHIBIT 10.5

                                                                  CONFORMED COPY




                      ISSUE 2007-1 START-UP LOAN AGREEMENT

                               DATED 28 MARCH 2007

                             HOLMES FUNDING LIMITED
                                   as Funding

                                       and

                               ABBEY NATIONAL PLC
                     as Issue 2007-1 Start-up Loan Provider

                                       and

                    JPMORGAN CHASE BANK, N.A., LONDON BRANCH
                               as Security Trustee





                               [GRAPHIC OMITTED]

                                     London

                                    CONTENTS

Clause                                                                     Page

1.       Definitions and Interpretation.......................................1
2.       The Facility.........................................................1
3.       Interest.............................................................2
4.       Repayment............................................................2
5.       Acceleration.........................................................3
6.       Payments and Limited Recourse........................................3
7.       Subordination and Security...........................................3
8.       Notices..............................................................4
9.       Taxes................................................................5
10.      Remedies and Waivers.................................................5
11.      Assignments and Transfer.............................................5
12.      Security Trustee as a Party..........................................5
13.      No Partnership.......................................................5
14.      Variation............................................................6
15.      Invalidity of Any Provision..........................................6
16.      Exclusion of Third Party Rights......................................6
17.      Counterparts.........................................................6
18.      Governing Law........................................................6
19.      Submission to Jurisdiction...........................................6

THIS ISSUE 2007-1 START-UP LOAN AGREEMENT is made on 28 March 2007

BETWEEN:

(1) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated in England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (FUNDING);

(2) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the ISSUE 2007-1 START-UP LOAN PROVIDER); and

(3) JPMORGAN CHASE BANK, N.A., LONDON BRANCH (formerly known as The Chase Manhattan Bank, London Branch), whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the SECURITY TRUSTEE, which expression shall include such person and all other persons for the time being acting as trustee or trustees under the Funding Deed of Charge).

IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

         The Further Amended and Restated Master Definitions and Construction Schedule, signed for the purposes of identification by Allen & Overy and Slaughter and May on 28 March 2007 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Further Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of that Further Amended and Restated Master Definitions and Construction Schedule.

2.       THE FACILITY

         The Issue 2007-1 Start-up Loan Provider grants to Funding simultaneously with the issue by the Master Issuer of the Issue 2007-1 Notes and, upon the terms and subject to the conditions hereof, a sterling loan facility in an aggregate amount of up to (pound)77,000,000 (the amount so granted or such part of such amount as shall be outstanding from time to time being referred to as the ADVANCE) on the 2007-1 Closing Date as follows:

         (a) a tranche in the sum of up to (pound)6,000,000 (six million pounds) for the purpose of providing funding for Funding's fees, costs and expenses in respect of the acquisition of the acquisition of the New Loans on the 2007-1 Closing Date and in respect of amounts payable by Funding under the Master Intercompany Loan Agreement in relation to the issue of the Issue 2007-1 Notes (TRANCHE A); and

         (b) a tranche in the sum of up to (pound)71,000,000 (seventy-one million pounds) for the purpose of adding to the balance of the First Reserve Fund to be recorded as a credit balance on the First Reserve Ledger (TRANCHE B),

         Tranche A shall be paid into the Funding Transaction Account. Tranche B shall be paid into the Funding GIC Account

3.       INTEREST

3.1 The Advance and any interest capitalised pursuant to Clause 3.4 will bear interest from (and including) the 2007-1 Closing Date until the Advance and all accrued interest thereon is repaid in full at a rate of LIBOR for three-month sterling deposits. For the first Interest Period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for three-month and four-month sterling deposits.

3.2 Subject to Clauses 6.2 and 6.3, interest on the Advance and any interest capitalised pursuant to Clause 3.4 will be payable in arrear on each Interest Payment Date.

3.3 Interest shall be calculated by reference to each Interest Period on the basis of the actual number of days elapsed and a 365 day year.

3.4 Any interest accrued in respect of an Interest Period but not paid on the Interest Payment Date relating thereto shall be capitalised forthwith.

4.       REPAYMENT

4.1 Funding shall make repayments toward the Advance (including any interest capitalised pursuant to Clause 3.4) on each Interest Payment Date if, and to the extent that, there are Funding Available Revenue Receipts available therefor after making the payments and provisions referred to in paragraphs (a) to (u) of the Funding Pre-Enforcement Revenue Priority of Payments, until the Advance has been fully repaid.

4.2 The Cash Manager is responsible, pursuant to the Cash Management Agreement, for determining the amount of Funding Available Revenue Receipts as at any Intercompany Loan Determination Date and each determination so made shall (in the absence of negligence, wilful default, bad faith or manifest error) be final and binding on the Issue 2007-1 Start-up Loan Provider.

4.3 Subject to Clauses 5, 6.2, 6.3 and 7.2, on any Interest Payment Date on which all the Intercompany Loans have been repaid in full, Funding shall immediately repay the Advance (including any interest capitalised pursuant to Clause 3.4) and pay any accrued interest.

4.4 The Issue 2007-1 Start-up Loan Provider hereby acknowledges that from time to time Funding may enter into New Start-up Loan Agreements with New Start-up Loan Providers and that the obligation of Funding to repay this Issue 2007-1 Start-up Loan and any New Start-up Loan will rank pari passu and will be paid pro rata between themselves. The Issue 2007-1 Start-up Loan Provider further acknowledges that the Funding Pre-Enforcement Revenue Priority of Payments and the Funding Post-Enforcement Priority of Payments set out in Parts I and III of
         Schedule 3 to the Funding Deed of Charge respectively will be amended to reflect the entry by Funding into New Start-up Loan Agreements and related agreements from time to time and agrees to execute such documents as are necessary or required by the Rating Agencies for the purpose of including the New Start-up Loan Provider and the New Issuer (and any other relevant party) in the Transaction Documents to effect those amendments.

5.       ACCELERATION

         If any Intercompany Loan Enforcement Notice is served, this facility shall be cancelled and the Advance (including any interest capitalised pursuant to Clause 3.4) and accrued interest shall, subject to the Funding Deed of Charge, become immediately due and payable.

6.       PAYMENTS AND LIMITED RECOURSE

6.1 All payments to be made hereunder by Funding shall be made in sterling in immediately available cleared funds to the Issue 2007-1 Start-up Loan Provider's account (sort code 09-00-09, account number 10100527) (or such other account as the Issue 2007-1 Start-up Loan Provider may have specified in writing to Funding for this purpose). If any sum falls due hereunder otherwise than on a Business Day, it shall be paid on the next succeeding Business Day.

6.2 Prior to service of any Intercompany Loan Enforcement Notice or repayment in full of all the Intercompany Loans, amounts of principal, interest and any other amounts due hereunder shall be paid only in accordance with Clause 7.4 of this Agreement and Part 1 of Schedule 3 of the Funding Deed of Charge.

6.3 If, upon the Advance becoming due and payable pursuant to Clauses 4.3 or 5, Funding has insufficient funds available to meet its obligations hereunder in full on such date then:

         (a) Funding shall utilise its funds on such date to the extent available in making payments to the Issue 2007-1 Start-up Loan Provider to repay the Advance (including any interest capitalised pursuant to Clause 3.4) and accrued interest thereon; and

         (b) the obligation of Funding to pay the shortfall together with any amounts falling due and payable thereafter shall on any day be limited to the available funds acquired by Funding subsequent to such date, together with the proceeds of the enforcement of the Funding Security, such funds and proceeds to be paid to the Issue 2007-1 Start-up Loan Provider by the Security Trustee pursuant to Clause 8 of the Funding Deed of Charge, provided that the Issue 2007-1 Start-up Loan Provider shall not release Funding from Funding's obligation to pay the remaining amount that would have been due under this Agreement had this Clause 6.3 not applied, nor shall this Clause 6.3 be construed as having that effect.

7.       SUBORDINATION AND SECURITY

7.1 The parties hereby agree that the Advance shall be subordinated to, inter alia, payments of principal and interest on any previous intercompany loan made available by a previous issuing entity or the Master Issuer, and all other payments or provisions ranking in priority to payments to be made to the Issue 2007-1 Start-up Loan Provider under this Agreement in accordance with the priority of payments or as provided in Clause 8 and Schedule 3 of the Funding Deed of Charge.

7.2 The Issue 2007-1 Start-up Loan Provider further agrees that, without prejudice to Clause 8 of the Funding Deed of Charge, its rights against Funding under this Agreement are limited to the extent that Funding has sufficient assets to meet its claim or any part thereof having taken into account all other liabilities, both actual and contingent, of Funding which pursuant to the Funding Deed of Charge rank pari passu with or in priority to its liabilities to the Issue 2007-1 Start-up Loan Provider under this Agreement and so that Funding shall not be obliged to make any payment to the Issue 2007-1 Start-up Loan Provider hereunder if and to the extent that the making of such payment would cause Funding to be or become unable to pay its debts within the meaning of
         Section 123 of the Insolvency Act 1986. However, if there are sufficient Funding Available Revenue Receipts available but Funding does not repay the Advance when due, such non-repayment will constitute an event of default under this Issue 2007-1 Start-up Loan Agreement causing the Advance and any accrued interest thereon to be accelerated in accordance with Clause 5.

7.3 Funding undertakes that its obligations to the Issue 2007-1 Start-up Loan Provider hereunder shall at all times be secured by the Funding Deed of Charge.

7.4 The Issue 2007-1 Start-up Loan Provider hereby undertakes to be bound by the terms of the Funding Deed of Charge and the Cash Management Agreement and in particular agrees that on enforcement of the security created by the Funding Deed of Charge, all amounts of principal, interest and any other amounts due hereunder shall rank in the order of priority set out in the Funding Post-Enforcement Priority of Payments.

7.5 The Issue 2007-1 Start-up Loan Provider further covenants that, except as permitted under Clause 9 of the Funding Deed of Charge, it will not set off or purport to set off the Advance or any interest thereon or any part of either thereof against any liability owed by it to Funding.

7.6 The Issue 2007-1 Start-up Loan Provider undertakes that it will not, prior to the second anniversary of the date on which all of the Notes are redeemed in full, take any corporate action or other steps or legal proceedings for the winding up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of Funding or of any or all of the revenues and assets of Funding nor participate in any proceedings without notice nor seek to enforce any judgment against Funding, except as permitted under the provisions of the Funding Deed of Charge.

8.       NOTICES

         Any notices to be given pursuant to this Agreement or to any of the parties hereto shall be sufficiently served if sent by prepaid first class post or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of Funding, to Holmes Funding Limited c/o Abbey National plc, Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes, MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

         (b) in the case of the Issue 2007-1 Start-up Loan Provider, to Abbey National plc, Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary; and

         (c) in the case of the Security Trustee, to JPMorgan Chase Bank, N.A., London Branch at Trinity Tower, 9 Thomas More Street, London E1W 1YT (facsimile number (44) 20 7777 5410) for the attention of the Manager, Trust Administration Services, or to such other address or facsimile number as may from time to time be notified by any party to the other by written notice in accordance with the provisions of this Clause 8.

9. TAXES

9.1 All payments to be made by Funding to the Issue 2007-1 Start-up Loan Provider hereunder shall be made free and clear of and without withholding or deduction for or on account of Tax unless Funding is required by law to make such a payment subject to the deduction or withholding of Tax, in which case Funding shall promptly upon becoming aware thereof notify the Issue 2007-1 Start-up Loan Provider of such obligation, and shall make such payments subject to such deduction or withholding of Tax which it is required to make.

9.2 If Funding makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Issue 2007-1 Start-up Loan Provider, within thirty days after such payment falls due to the applicable authority, any original receipt (or a certified copy thereof) issued by such authority evidencing such payment.

10.      REMEDIES AND WAIVERS

         No failure by the Issue 2007-1 Start-up Loan Provider to exercise, nor any delay by the Issue 2007-1 Start-up Loan Provider in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11.      ASSIGNMENTS AND TRANSFER

11.1 Funding (other than in respect of any assignment by way of security pursuant to the Funding Deed of Charge) may not assign and/or transfer any of its rights and/or obligations under this Agreement.

11.2 If there is any change in the identity of the Security Trustee pursuant to the terms of the Funding Deed of Charge, the Issue 2007-1 Start-up Loan Provider and Funding shall execute such documents and take such actions as the new Security Trustee and the outgoing Security Trustee (as the case may be) may reasonably require for the purpose of vesting in the new Security Trustee the rights and obligations of the outgoing Security Trustee and releasing the outgoing Security Trustee (as the case may be) from its future obligations under this Agreement.

12.      SECURITY TRUSTEE AS A PARTY

         The Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement and the Security Trustee shall assume no obligations or liabilities whatsoever to the Issue 2007-1 Start-up Loan Provider or to Funding.

13.      NO PARTNERSHIP

         Nothing in this Agreement (or in any of the arrangements contemplated hereby) shall, or shall be deemed to, constitute a partnership amongst the parties hereto.

14.      VARIATION

         No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties hereto.

15.      INVALIDITY OF ANY PROVISION

         If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.      EXCLUSION OF THIRD PARTY RIGHTS

         The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

17.      COUNTERPARTS

17.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

17.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

18.      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of England.

19.      SUBMISSION TO JURISDICTION

         Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first before written.

                                   SIGNATORIES


SIGNED for and on behalf of                 )
HOLMES FUNDING LIMITED                      )   /s/ RUTH SAMSON


SIGNED for and on behalf of                 )
ABBEY NATIONAL PLC                          )   /s/ CHRIS FIELDING


SIGNED for and on behalf of                 )
JPMORGAN CHASE BANK, N.A.,                  )   /s/ ANNE DANHAIVE
LONDON BRANCH                               )